EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated February 17, 2016, with respect to the statement of condition including the related portfolio of Investment Grade Income Trust, 10-20 Year Series 59 (included in Invesco Unit Trusts, Taxable Income Series 547) as of February 17, 2016, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-208247) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
February 17, 2016